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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
B&G Foods, Inc.:

        We consent to the use of our reports dated February 26, 2019, with respect to the consolidated balance sheets of B&G Foods, Inc. and subsidiaries as of December 29, 2018 and December 30, 2017, the related consolidated statements of operations, comprehensive income, changes in stockholders' equity and cash flows for the fiscal years ended December 29, 2018, December 30, 2017 and December 31, 2016, and the related notes and the schedule of valuation and qualifying accounts (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 29, 2018, which reports appear in the December 29, 2018 annual report on Form 10-K of B&G Foods, Inc., incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Short Hills, New Jersey
August 7, 2019

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm